Exhibit 99.1
Boise Cascade Company
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
T 208-384-6161 F 208-3431-5757

News Release

Media Contact                Investor Relations Contact
John Sahlberg                Wayne Rancourt
Office 208-384-6451                Office 208-384-6073

For Immediate Release: May 8, 2014

BOISE CASCADE APPOINTS TOM CORRICK EXECUTIVE VICE PRESIDENT,
WOOD PRODUCTS

Boise, Idaho - Boise Cascade Company (NYSE: BCC) announced today that the company’s board of directors has appointed Tom Corrick executive vice president, Wood Products. Corrick will take over the leadership of Wood Products immediately. “Tom has done an outstanding job growing our engineered wood products business and introducing our Boise Improvement Cycle for process improvement throughout Wood Products. He also played a key role in our recent successful IPO process,” commented CEO Tom Carlile.
Tom joined Boise Cascade in 1980 and has held various financial, planning and operating positions. He became the EWP general manager in 1999, vice president in 2004, and senior vice president in 2011, and has been one of the driving forces behind the expansion of the company’s EWP business over the last 15 years. In his new position, Tom will replace Tom Lovlien who announced his decision to retire, effective June 30, 2014.

About Boise Cascade
Boise Cascade Company is one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.